Exhibit 99.5

March 16, 2018

iQIYI, Inc. (the “Company”)

9/F, iQIYI Innovation Building

No. 2, Haidian North 1st Street

Haidian District, Beijing 100080, PRC

Fax: 86-10-6267 7000

+(86) 10 6267 7171

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on February 27, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Lu Wang
Name: Lu Wang